UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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AXOGEN, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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13631 Progress Blvd.

Suite 400

Alachua, FL  32615

Dear Shareholder:

You are cordially invited to attend our 2014 Annual Meeting of Shareholders of AxoGen, Inc. (the “Meeting”) which will be held at the Hyatt Regency Orlando International Airport, 9300 Jeff Fuqua Blvd., Orlando, Florida, USA, 32827 in the Mirabel room beginning at 1:00 p.m. Eastern Time on Tuesday, May 13, 2014.

This booklet contains your official notice of our 2014 Annual Meeting of Shareholders and a Proxy Statement that includes information about the matters to be acted upon at the Meeting.  In addition to voting on the matters described in this Proxy Statement, we will use the Meeting as an opportunity to review our operations.

I sincerely hope that you will be able to attend the Meeting.  Whether or not you plan to attend, your vote is important and we urge you to complete and return the enclosed proxy in the accompanying envelope.

Sincerely,

Karen Zaderej
Chief Executive Officer and Director

March 31, 2014

2014 ANNUAL MEETING OF SHAREHOLDERS

13631 Progress Blvd.

Suite 400

Alachua, FL  32615

NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS

The 2014 Annual Meeting of Shareholders of AxoGen, Inc. (the “Meeting”) will be held on Tuesday, May 13, 2014 at 1:00 p.m. Eastern Time, at the Hyatt Regency Orlando International Airport, 9300 Jeff Fuqua Blvd., Orlando, Florida, USA, 32827 in the Mirabel room for the following purposes:

1.                                      To elect eight members to our Board of Directors to hold office for the ensuing year and until their successors are elected and qualified;

2.                                      To approve an amendment and restatement of the AxoGen 2010 Stock Incentive Plan to increase the number of shares of common stock of AxoGen authorized for issuance under the plan from 2,750,000 to 3,500,000;

3.                                      To ratify the selection of Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm for the year ending December 31,  2014; and

4.                                      To consider and act upon any other matters that may properly come before the Meeting or any adjournment thereof.

Only holders of record of our common stock at the close of business on March 17, 2014 will be entitled to receive notice of and to vote at the Meeting.

You may vote your shares by telephone (1—800—690—6903) or internet (www.proxyvote.com) no later than 11:59 p.m. Eastern Time on Monday, May 12, 2014 (as directed on the enclosed proxy card) or vote by completing, signing and promptly returning the enclosed proxy card by mail.  If you choose to submit your proxy by mail, we have enclosed an envelope for your use, which is prepaid if mailed in the United States. If you cannot attend the Meeting in person, you may attend the Meeting, submit questions and vote online until voting is closed at www.virtualshareholdermeeting.com/axogen.  If you are attending the Meeting in person and your shares are registered in your name, you may also vote at the meeting until voting is closed.

Your vote is important.  Whether or not you plan to attend the Meeting, we urge you to complete and return the enclosed proxy in the accompanying envelope, vote online, or vote by telephone.

By Order of the Board of Directors,

Karen Zaderej
Chief Executive Officer and Director

March 31, 2014

PROXY STATEMENT

i

AxoGen, Inc.

13631 Progress Blvd.

Suite 400

Alachua, FL  32615

PROXY STATEMENT

2014 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 13, 2014

The Board of Directors of AxoGen, Inc. is soliciting proxies for use at our 2014 Annual Meeting of Shareholders (the “Meeting”) to be held on Tuesday, May 13, 2014 at 1:00 p.m. Eastern time at the Hyatt Regency Orlando International Airport, 9300 Jeff Fuqua Blvd., Orlando, Florida, USA, 32827 in the Mirabel room and at any adjournments thereof.  This Proxy Statement and the enclosed proxy card are first being mailed to shareholders on or about March 31, 2014.

Our Board of Directors has set Monday, March 17, 2014 as the record date for the Meeting.  Each shareholder of record at the close of business on Monday, March 17, 2014 will be entitled to vote at the Meeting.  As of the record date, 17,445,968   shares of our common stock were issued and outstanding and, therefore, eligible to vote at the Meeting.  Holders of our common stock are entitled to one vote per share.  Therefore, a total of 17,445,968   votes are entitled to be cast at the Meeting.  There is no cumulative voting in the election of directors.

Shareholders who sign and return a proxy may revoke it at any time before it is voted at the Meeting by giving written notice to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, Re: AxoGen, Inc., by submitting a duly executed proxy with a later date or by attending the Meeting in person or by internet and withdrawing your proxy.  If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the Meeting.

Expenses in connection with this solicitation of proxies will be paid by us.  Proxies are being solicited primarily by mail.  In addition, our officers and directors, who will receive no extra compensation for their services, may solicit proxies by telephone or personally.  We also will request that brokers or other nominees who hold shares of our common stock in their names for the benefit of others forward proxy materials to, and obtain voting instructions from, the beneficial owners of such stock at our expense.

Proxies that are completed, signed and returned to us prior to the Meeting will be voted as specified.  If no direction is given, the proxy will be voted FOR the election of the nominees for director named in this Proxy Statement, FOR the amendment and restatement of the AxoGen 2010 Stock Incentive Plan, FOR the ratification of the appointment of Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm for the year ending December 31, 2014, and in accordance with the judgment of the persons named in the proxy as to any other matters that properly come before the Meeting.

If a shareholder abstains from voting as to any matter (or indicates a “withhold vote for” as to directors), then the shares held by such shareholder shall be deemed present at our 2014 Annual Meeting of Shareholders for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter.  Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld.  If a broker returns a “non—vote” proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non—vote shall be deemed present at the Meeting for purposes of determining a quorum but shall not be deemed to be represented at the Meeting for purposes of calculating the vote with respect to such matters.  A broker has discretionary authority to vote on the ratification of the appointment of Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm even if the broker does not receive voting instructions from the shareholder.  A broker does not have discretionary authority to vote on the other proposals without specific voting instruction from the shareholder.  If you hold shares in a brokerage account and wish to vote those shares on these proposals, then you should instruct the broker how to vote the shares using the voting instructions provided.

Directors are elected by a plurality vote of the votes cast by the shareholders entitled to vote at the Meeting. A plurality vote means that the directors who receive the most votes in an election, though not necessarily a majority, will be elected.

The affirmative vote of a majority of the outstanding shares of AxoGen common stock entitled to vote and present in person or by proxy at the Annual Meeting will be required to approve the amendment and restatement of the AxoGen 2010 Stock Incentive Plan.  If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

To be approved, the ratification of the appointment of Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm must receive “For” votes from the holders of a majority of the shares either present in person or represented by proxy at the Meeting and entitled to vote on such proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on May 13, 2014:

This Proxy Statement, the accompanying Notice of Annual Meeting, proxy card and our Annual Report on Form 10—K, are available on our website at http://www.axogeninc.com/proxyStatement.html.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Meeting, shareholders will vote on the election of eight director nominees: Karen Zaderej, Gregory G. Freitag, Jamie M. Grooms, Dr. Mark Gold, John Harper, Joseph Mandato, John McLaughlin and Robert J. Rudelius for a one-year term.  Our Board of Directors has nominated each of these individuals to serve a one-year term expiring at the 2015 Annual Meeting of Shareholders and until each director’s successor is duly elected and qualified.  All nominees are currently members of our Board of Directors and were elected by our shareholders at our 2013 Annual Meeting of Shareholders.  In the event that any nominee becomes unable or unwilling to serve as a director for any reason, the persons named in the enclosed proxy will vote for a substitute nominee in accordance with their best judgment.  Our Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.

Biographical information for each director nominee is included below.  Included at the end of each director’s biography is a description of the particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that each of these director nominees should serve as a member of our Board of Directors.

Karen Zaderej, President, Chief Executive Officer and Director (Age 52)

Ms. Zaderej has served as AxoGen’s President, Chief Executive Officer and a member of its board of directors since September, 2011.  She has served as AxoGen Corporation’s (“AC”), a wholly owned subsidiary of AxoGen, Chief Executive Officer and a member of its board of directors since May 2010.  Ms. Zaderej joined AC in May 2006 and served as Vice President of Marketing and Sales from May 2006 to October 2007 and as Chief Operating Officer from October 2007 to May 2010.  From October 2004 to May 2006, Ms. Zaderej worked for Zaderej Medical Consulting, a consulting firm she founded, which assisted medical device companies build and execute successful commercialization plans.  From 1987 to 2004, Ms. Zaderej worked at Ethicon, Inc., a Johnson & Johnson company, where she held senior positions in marketing, business development, and research & development, as well as ran a manufacturing business.  Ms. Zaderej has a MBA from the Kellogg Graduate School of Business and a BS in Chemical Engineering from Purdue University.  Ms. Zaderej’s qualifications to serve on our Board of Directors include her leadership and depth of knowledge of AxoGen, her extensive experience in the medical device industry, and her financial and management expertise.

Gregory G. Freitag, J.D., CPA, Chief Financial Officer, General Counsel and Director (Age 52)

Mr. Freitag, J.D., CPA, has been AxoGen’s Chief Financial Officer, General Counsel and a member of its Board of Directors since September 2011 and was LecTec Corporation’s Chief Executive Officer, Chief Financial Officer and board member from June 2010 through September 2011. From May 2009 to the present, Mr. Freitag has been a principal of FreiMc, LLC, a consulting and advisory firm he founded that provides strategic guidance and business development advisory services.  Prior to founding FreiMc, LLC, Mr. Freitag was a Director of Business Development at Pfizer Health Solutions, a former subsidiary of Pfizer, Inc., from January 2006 to May 2009.  From July 2005 to January 2006, Mr. Freitag worked for Guidant Corporation in their business development group.  Prior to Guidant Corporation, Mr. Freitag was the Chief Executive Officer of HTS Biosystems, a biotechnology tools start-up company, from March 2000 until its sale in early 2005.  Mr. Freitag was the Chief Operating Officer, Chief Financial Officer and General Counsel of Quantech, Ltd., a public point of care diagnostic company, from December 1995 to March 2000.  Prior to that time, Mr. Freitag practiced corporate law in Minneapolis, Minnesota.  Mr. Freitag is also a director of the Foundation Board of HealthEast Care System, a health care system in Minnesota. Mr. Freitag’s qualifications to serve on our Board of Directors include his proven leadership and experience as a senior level executive, his particular knowledge of public companies, including reporting, compliance and financial markets related thereto, and his finance management and legal expertise.

Jamie M. Grooms, Chairman and Director (Age 54)

Mr. Grooms has served as Chairman of the Company’s board of directors since September 30, 2011 and AC’s board of directors since 2002.  Mr. Grooms is a co-founder of AC and from 2002 to May 2010 served as AC’s Chief Executive Officer.  Since leaving AC in May 2010, Mr. Grooms has provided consulting services to start-up companies and serves on the board of directors of several companies.  From 1998 to 2002, Mr. Grooms served as the founding Chief Executive Officer and Chairman of the Board of Regeneration Technologies, Inc. a publicly-traded company involved in processing human tissue for allogenic grafts used in orthopedic, oral maxillofacial, urinary and cardiovascular surgeries.  Mr. Grooms has extensive experience in all areas of operations of the allograft business and has worked at the Virginia Tissue Bank (now LifeNet Health), Osteotech, Inc., and CryoLife, Inc. in various positions of leadership.  In addition, Mr. Grooms has served as Director of the University of Florida Tissue Bank from 1992 to 1995.  Mr. Grooms holds a Bachelor’s degree in biology from Old Dominion University.  Mr. Grooms’ qualifications to serve on our Board of Directors include his extensive experience and leadership in the allograft business, his depth of knowledge of AxoGen and AC and his expertise in management and technology.

Mark Gold, MD, Director (Age 65)

Dr. Gold has served as a member of the Company’s board of directors since September 30, 2011 and AC’s board of directors since July 2007. Since 1991, Dr. Gold has been a Professor at the University of Florida College of Medicine’s McKnight Brain Institute. Dr. Gold has taught medical neuroscience for four decades and has been a pioneer in translational neuroscience research for over three decades. Dr. Gold was also a Founder of Somerset Valley Bank and served on its board of directors from its formation through its initial public offering to its acquisition by Fulton Financial Corporation, a publicly-traded financial holding company Dr. Gold has consulted for many major global pharmaceutical companies as well as firms such as the Carlyle Group and Cressey & Company. Dr. Gold has authored hundreds of scientific research articles, chapters, and abstracts on a wide variety of research subjects and is frequently interviewed for comment by the Wall Street Journal, CNN and other major business and national publications concerned with the strengths and limitations of new technology and treatments.  Dr. Gold’s qualifications to serve on our Board of Directors include his expertise in medical neuroscience and medical technology, in-depth knowledge of the pharmaceutical industry, and extensive experience in business and management.

John Harper, Director (Age 64)

Mr. Harper has served as a member of the Company’s board of directors since September 30, 2011 and AC’s board of directors since June 2006.  From January 2012 until present, Mr. Harper has been Executive Chairman of Xhale, Inc., a company that provides patient-centric monitoring solutions, from patient monitoring to medication adherence to anesthesia monitoring.  From June 2005 to January 2006, Mr. Harper was the Entrepreneur-in-Residence at The Innovation Factory, a medical device incubator.  From August 2000 to October 2001, Mr. Harper served as President and Chief Executive Officer of ATI Medical, Inc. and from February 1998 to May 1999, he served as Executive Chairman of Meretek Diagnostics, Inc., which was acquired by American Standard Companies.  From November 1995 to March 1997, Mr. Harper served as President and Chief Executive Officer of Indigo Medical, Inc., which merged with Johnson & Johnson. Mr. Harper also served as Vice President of Sales and Marketing, and then President and Chief Executive Officer, of Menlo Care, Inc. from June 1989 to June 1995. Menlo Care, Inc. merged with Johnson & Johnson in 1995.  Mr. Harper has served on the board of directors for a number of medical device and biotechnology companies since 1999.  He received his BA in Economics from Davidson College in 1971.  Mr. Harper’s qualifications to serve on our Board of Directors include his extensive leadership experience in the medical device and biotechnology industries and his expertise in the commercialization of medical devices.

Joe Mandato, Director (Age 70)

Mr. Mandato has served as a member of the Company’s board of directors since September 30, 2011 and AC’s board of directors since February 2006.  From March 2003 to the present, Mr. Mandato has served as a Managing Director of DeNovo Ventures, a venture capital firm and a shareholder of AxoGen.  From February 1999 to September 2000, Mr. Mandato served as Chairman of Confer Software, Inc., a developer of enterprise software used to automate healthcare business processes.  From September 1995 to February 1999,

Mr. Mandato served as Confer Software’s Chief Executive Officer.  From September 1994 to May 1995, Mr. Mandato served as a Vice President, member of founding management committee and Chief Executive Officer of two of Guidant Corporation’s five operating units, Origin Medsystems and Heart Rhythm Technology.  He also served as President and Chief Executive Officer of Origin Medsystems from May 1991 to May 1995.  In March 1994, Mr. Mandato co-founded Gynecare, Inc., a developer of devices used in gynecology, which was spun out of Guidant Corporation., and served as its Chief Executive Officer until April 1995.  From July 1986 to November 1990, Mr. Mandato was Chief Executive Officer of Ioptex Research Inc., an ophthalmic device company.  Mr. Mandato serves on the board of directors of several companies and non-profit organizations.  Mr. Mandato’s qualifications to serve on our Board of Directors includes his extensive management and leadership experience in the medical device industry as well as his financial and venture investment experience.

Robert J. Rudelius, Director (Age 58)

Mr. Rudelius has served as a member of the Board of Directors since September 2010.  Since 2003, Mr. Rudelius has been the Managing Director and Chief Executive Officer of Noble Ventures, LLC, a company he founded that provides advisory and consulting services to early-stage companies in the information technology, renewable energy and loyalty marketing fields. Mr. Rudelius is also the Managing Director and Chief Executive Officer of Noble Logistics, LLC, a holding company he founded in 2002 to create, acquire and grow a variety of businesses in the freight management, logistics and information technology industries.  From April 1999 through May 2001, when it was acquired by StarNet L.P., Mr. Rudelius was the founder and Chief Executive Officer of Media DVX, Inc., a start-up business that provided a satellite-based, IP-multicasting alternative to transmitting television commercials via analog videotapes to television stations, networks and cable television operators throughout North America.  Mr. Rudelius assisted StarNet L.P. with the transition and integration of the Media DVX, Inc. business through January 2002.  From April 1998 to April 1999, Mr. Rudelius was the President and Chief Operating Officer of Control Data Systems, Inc., during which time Mr. Rudelius reorganized and repositioned the software company as a professional services company, which resulted in the successful sale of Control Data Systems, Inc. to Syntegra, British Telecom’s systems integration subsidiary.  From October 1995 through April 1998, Mr. Rudelius was the founding Managing Partner of AT&T Solution’s Media, Entertainment & Communications industry group.  From January 1990 through September 1995, Mr. Rudelius was a partner in McKinsey & Company’s Information, Technology and Systems practice group, during which time he headed the practice group in Tokyo and co—led the practice group in London.  Mr. Rudelius is currently a member of the Board of Directors of ProUroCare Medical, Inc., a publicly—held medical device company that develops and markets prostate imaging systems. Mr. Rudelius’ qualifications to serve on our Board of Directors include his extensive executive leadership and financial experience, especially in connection with rapid growth technology businesses, and his experience as a director of publicly traded companies.

John McLaughlin, Director (age 62)

Mr. McLaughlin has served as a member of the Board of Directors since October 2012.  Mr. McLaughlin has been PDL BioPharma, Inc.’s  (“PDL”) President and Chief Executive Officer since December 18, 2008, when PDL spun-off Facet Biotech Corporation and was elected a director of PDL in October 2008. From November 6, 2008, until the spinoff, he served as a Senior Advisor to PDL. From January 2000 to June 2008, Mr. McLaughlin was the Chief Executive Officer and a director of Anesiva, Inc., formerly known as Corgentech, Inc., a publicly-traded biopharmaceutical company. From December 1997 to September 1999, Mr. McLaughlin was President of Tularik Inc., a biopharmaceutical company. From September 1987 to December 1997, Mr. McLaughlin held a number of senior management positions at Genentech, Inc., a biopharmaceutical company, including Executive Vice President and General Counsel. From January 1985 to September 1987, Mr. McLaughlin was a partner at a Washington, D.C. law firm specializing in food and drug law. Prior to that, Mr. McLaughlin served as counsel to various subcommittees in the United States House of Representatives, where he drafted numerous measures that became FDA laws. Mr. McLaughlin co-founded and served as Chairman of the Board of Directors of Eyetech Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company subsequently bought by OSI Pharmaceuticals, Inc., and co-founded and served as a director of Peak Surgical, Inc., a private medical device company, until it was acquired by Medtronic in 2011. Mr. McLaughlin currently serves as a director of Seattle Genetics, Inc., a publicly-traded biopharmaceutical company and Avalanche Biotechnologies, Inc., a privately held biotechnology company.

He received a B.A. from the University of Notre Dame and a J.D. from Catholic University of America. Mr. McLaughlin’s qualifications to serve on our Board of Directors include his extensive executive leadership and financial experience in the life sciences, experience as an executive officer and director of publicly traded companies and his finance and legal expertise.

On October 5, 2012, AxoGen entered into a Revenue Interests Purchase Agreement (the “Royalty Contract”) with PDL.  Under the Royalty Contract, during the term of the Royalty Contract, PDL is entitled to designate, and AxoGen shall appoint an individual designated by PDL, who shall serve on our Board of Directors.  At each annual meeting during the term of the Royalty Contract, the Board shall nominate and recommend the PDL designee as a director nominee to serve on the Board until the next annual meeting and shall include such nomination in AxoGen’s proxy statement for each annual meeting thereafter, provided that the election of the PDL designee is subject to shareholders’ approval.  Pursuant to the Royalty Contract, Mr. McLaughlin serves as a member of our Board of Directors and is a director nominee.

Recommendation of our Board of Directors; Vote Required for Approval

Our Board of Directors recommends that you vote “FOR” the election of each of the eight director nominees.  In accordance with Minnesota law, the nominees for election as directors at the Meeting will be elected by a plurality of the votes cast at the meeting.  This means that since shareholders will be electing eight directors, the eight nominees receiving the highest number of votes will be elected.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 17  , 2014, by each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock, each of our directors, each of our executive officers named in the Summary Compensation Table in “Executive Compensation — Summary Compensation Table,” and all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.  Except as otherwise noted, each shareholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them, and such shares are not subject to any pledge.  Shares of common stock under options held by a person that are currently exercisable or exercisable within 60 days of March 17, 2014 are considered outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not considered outstanding for the purpose of computing the percentage ownership of any other person.  Percentage of ownership is based on 17,445,968 shares of common stock outstanding on March 17, 2014.

Name of Beneficial Owner	Number of Shares Beneficially Owned (including shares reflected in the third column)	Number of Shares Underlying Options Currently Exercisable or Exercisable within 60 days of March 17 , 2014	Percent of Shares Outstanding (%)
DeNovo Ventures II, LP(1)	1,426,392	—	8.18%
Utility Service Holding Company, Inc.(2)	972,127	—	5.57%
CHP II, L.P.(3)	886,556	—	5.08%
PDL BioPharma, Inc.(4)	1,166,666	—	6.69%
AMV Partners I, L.P.(5)	1,017,904	—	5.83%
Karen Zaderej	346,222	137,500	1.97%
Jamie M. Grooms(6)	490,406	138,989	2.79%
John P. Engels	168,025	77,327	0.96%
Mark Gold, M.D.(7)	286,744	33,757	1.64%
John Harper	255,503	41,409	1.46%
Joe Mandato(1)	43,750	28,750	*
Robert Rudelius	72,023	48,750	*
Greg Freitag	209,902	171,000	1.19%
John McLaughlin	—	—	*
All directors and executive officers as a group (15 persons) (6)(7)(8)	2,063,791	821,783	11.30%

*    Less than 1%.

(1)         Mr. Mandato is a Managing Partner of this venture capital fund. Mr. Mandato disclaims beneficial ownership of the shares owned by the fund.  DeNovo Ventures II, LP (“DeNovo”) had shared dispositive power and shared voting power over 1,426,392 shares of common stock.  This information is based solely on a review of a Schedule 13D filed by DeNovo with the Securities and Exchange Commission on October 11, 2011.  DeNovo’s address is 14612 Big Basin Way, Suite B, Saratoga, CA  95070.

(2)         Utility Service Holding Company, Inc. (“USHC”) had shared dispositive power and shared voting power over 972,127 shares of common stock.  This information is based solely on a review of a Schedule 13G filed by USHC with the Securities and Exchange Commission on May 21, 2013.  USHC’s address is 1617 John F. Kennedy Blvd., 19th Floor, Philadelphia, PA 19103, Attn: Dominic Liberi, Esq.

(3)         CHP II, L.P. (“CHP”) had shared dispositive power and shared voting power over 886,556 shares of common stock.  This information is based solely on a review of a Schedule 13D filed by CHP with the Securities and Exchange Commission on October 11, 2011.  CHP’s address is 230 Nassau St., Princeton, NJ 08542, Attn: John Park.

(4)         PDL had shared dispositive power and shared voting power over 1,166,666 shares of common stock.  This information is based solely on a review of a Schedule 13D filed by PDL with the Securities and Exchange Commission on August 19, 2013.  PDL’s address is 932 Southwood Boulevard, Incline Village, Nevada 89451, Attn: Danny Hart, Deputy General Counsel.

(5)         AMV Partners I, L.P. (“AMV”) had sole dispositive power over 1,017,904 shares of common stock, except that (i) Accuitive Medical Ventures, LLC (“AMV LLC”), the general partner of AMV LP, may be deemed to have shared power to dispose of these shares and (ii) Thomas Weldon (“Weldon”), a managing member of AMV LLC, may be deemed to have shared power to dispose of these shares and Charles Larsen (“Larsen”), a managing member of AMV LLC, may be deemed to have shared power to dispose of these shares.  AMV had sole voting power over 1,017,904 shares of common stock, except that (i) AMV LLC, the general partner of AMV LP, may be deemed to have sole power to vote these shares and (ii) Weldon, a managing member of AMV LLC, may be deemed to have shared power to vote these shares and Larsen, a managing member of AMV LLC, may be deemed to have shared power to vote these shares.  This information is based solely on a review of a Schedule 13G filed by AMV with the Securities and Exchange Commission on October 11, 2011.  AMV’s address is Accuitive Medical Ventures LLC, 2905 Premiere Parkway, Suite 150, Duluth, GA 30097.

(6)         These shares include 218,534 shares of record held by Mr. Grooms, and 132,883 shares held by the Jamie Grooms Trust, of which Mr. Grooms is the trustee.

(7)         These shares include 19,774 shares of record held by Dr. Gold, 107,690 shares held by Dr. Gold’s wife and 125,523 shares held by MJSK, Ltd., an investment trust held by Dr. Gold’s family.

(8)         Includes 5,665 shares held by Mark Friedman, 30,000 shares held by Shawn McCarrey and 10,750 held by Jill Schiaparelli.  Also includes a number of shares underlying options equal to 45,456, 28,414, 17,000, 25,006 and 28,425, for Jill Schiaparelli, Mark Friedman, Shawn McCarrey, Erick DeVinney and Dave Hansen, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission.  Such executive officers, directors and greater than 10% beneficial owners are required by the regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file.  Based solely on a review of the copies of such reports furnished to us and representations from our executive officers and directors, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners during 2013 have been satisfied, except that one report on Form 4 was inadvertently filed late for Company directors, John Harper, Dr. Mark Gold, Robert Rudelius and Jamie Grooms, reporting the receipt of a stock option pursuant to an annual grant and one report on Form 4 was inadvertently filed late by Dr. Mark Gold, a Company director, reporting the exercise of vested portions of certain stock options.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors currently consists of eight directors: Karen Zaderej, Gregory G. Freitag, Jamie M. Grooms, Dr. Mark Gold, John Harper, Joseph Mandato, John McLaughlin and Robert J. Rudelius.

In determining whether our directors and director nominees are independent, we use the definition of independence provided in Rule 5605 (a)(2) of The NASDAQ Stock Market’s (“NASDAQ”) Marketplace Rules. Under this definition of independence, Messrs. Grooms, Rudelius, Harper, Mandato and Dr. Gold are independent. Mr. Freitag and Ms. Zaderej are not independent because they serve as Executive Officers.  Mr. McLaughlin is not independent because he is an executive officer of PDL and PDL’s payments to the Company under the Royalty Contract exceeded the limit set forth in independence standards under the applicable NASDAQ rules.  Our Audit Committee members and Compensation Committee members also meet the heightened independence standards under the applicable NASDAQ rules.

Attendance at Meetings

Our Board of Directors held seven meetings during 2013 and each incumbent director attended at least 75 percent of the aggregate number of meetings held by our Board of Directors and all committees of our Board of Directors on which such director served.  All of our then current directors, except John Harper who joined by webcast, were in attendance in person at our 2013 Annual Meeting of Shareholders.  Board members are encouraged to attend each annual meeting of shareholders.

Board Leadership Structure

Our Board of Directors is responsible for overseeing the business, property and affairs of AxoGen.  Members of our Board of Directors are kept informed of our business through discussions with our Chief Executive Officer (“CEO”) and other officers, by reviewing materials provided to them and by participating in meetings of our Board of Directors and its committees.

Our Board of Directors is currently composed of Karen Zaderej who also serves as our CEO, Gregory G. Freitag, who serves as our Chief Financial Officer and General Counsel, Jamie M. Grooms, who serves as Chairman of our Board of Directors and five other directors.  Our Board of Directors does not have a policy regarding the separation of the roles of Chairman of our Board of Directors and CEO because our Board of Directors believes that the determination of whether to separate the roles depends largely upon the identity of the CEO and the members of our Board of Directors from time to time and that there is no single best organizational model that is the most effective in all circumstances and that the shareholders’ interests are best served by allowing our Board of Directors to retain the flexibility to determine the optimal organizational structure for AxoGen at a given time. Currently, these roles are separate, although in years past they have been combined.

We believe that we, like many U.S. companies, are currently best served by having different individuals serve as our CEO and Chairman of our Board of Directors.  Our Board of Directors believes that through this leadership structure, both Karen Zaderej and Jamie Grooms (our former CEO and current Chairman of our Board of Directors) are able to draw on their in-depth knowledge of the daily operations of AxoGen and its business and employment relationships to provide our Board of Directors with leadership in setting its agenda and properly focusing its discussions.

Risk Oversight by our Board of Directors

Our Board of Directors takes an active role in risk oversight related to AxoGen and primarily administers its role during Board of Director and Committee meetings.  During regular meetings of our Board of Directors, members of our Board of Directors discuss the operating results for each fiscal quarter.  These meetings allow the members of our Board of Directors to analyze any significant financial, operational, competitive, economic, regulatory and legal risks of our business model, as well as how effectively we implement our goals.  During regular Audit Committee meetings, Audit Committee members discuss the financial results for the most recent fiscal quarter with our independent auditors and our Chief Financial Officer.  Our Audit Committee also meets with, and provides guidance to, our independent auditors outside the presence of management and oversees and reviews with management the liquidity, capital needs and allocation of our capital, our funding needs and other finance matters.  In addition, our Audit Committee reviews our legal and regulatory risks and our procedures regarding the receipt, retention and treatment of complaints regarding internal accounting, accounting controls or audit matters.  These discussions and processes allow the members of our Audit Committee to analyze any significant risks that could materially impact the financial health of our business.

In furtherance of its risk oversight responsibilities, our Board of Directors has evaluated our overall compensation policies and practices for its employees to determine whether such policies and practices create incentives that could reasonably be expected to affect the risks faced by us and our management has further assessed whether any risks arising from these policies and practices are reasonably likely to have a material adverse effect on our company and has concluded that the risks arising from our policies and practices are not reasonably likely to have a material adverse effect on our company.

Board Committees

The standing committees of AxoGen’s Board of Directors include an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. Messrs. Rudelius (Chairman), Grooms and Harper are the members of the Audit Committee. Messrs. Harper (Chairman), Rudelius and Dr. Gold are members of the Compensation Committee. Dr. Gold (Chairman) and Messrs. Grooms and Harper are members of the Governance and Nominating Committee. The Charters of each of the Audit Committee, the Compensation, and Governance and Nominating Committee can be found on our website under “About AxoGen — Investors — Corporate Governance — Governance Overview.” The information contained on our website, or on other websites linked to our website, is not part of this document.  Reference herein to our website is an inactive text reference only.

Audit Committee

The Audit Committee is responsible for review of audits, financial reporting and compliance, and accounting and internal controls policy. For audit services, the Audit Committee is responsible for the engagement and compensation of independent auditors, oversight of their activities and evaluation of their independence. The Audit Committee has instituted procedures for receiving reports of improper record keeping, accounting or disclosure. In the opinion of the AxoGen Board of Directors, each of the members of the Audit Committee has both business experience and an understanding of generally accepted accounting principles and financial statements enabling them to effectively discharge their responsibilities as members of that Committee. Moreover, the AxoGen Board of Directors has determined that each of Messrs. Rudelius, Grooms and Harper is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. Our Audit Committee held five meetings during 2013.

Compensation Committee

Our Compensation Committee is composed of John Harper, who serves as the Committee’s Chairman, Robert J. Rudelius and Dr. Mark Gold. Our Compensation Committee determines and periodically evaluates the various levels and methods of compensation for our directors, officers and employees, and is responsible for establishing executive compensation and administering AxoGen’s Incentive Compensation Plan.  Our Compensation Committee held three meetings during 2013 and took other actions through discussion and written consents.

Under its charter, our Compensation Committee’s duties and responsibilities include, without limitation, (i) periodically review our compensation philosophy and the design of our compensation programs, (ii) establish and oversee our compensation plans, (iii) recommend to our Board of Directors a compensation and benefit package for directors, (iv) at least annually, establish and review our CEO’s management objectives, conduct the CEO’s performance evaluation and communicate the outcomes to our Board of Directors, (v) review and approve payouts to participants as proposed by our CEO under our compensation plans, (vi) review and approve, for our CEO and our other executive officers and senior managers, when and if appropriate, employment agreements, severance agreements, change in control provisions/agreements and any severance or similar termination payments proposed to be made to any of our current or former executive officers, (vii) in consultation with senior management, oversee regulatory compliance with respect to compensation matters, and (viii) prepare the annual report on executive compensation required to be included in our annual proxy statement. Our Executive officers do not play a formal role in determining their compensation.

In September 2013, our Compensation Committee engaged Setren, Smallberg & Associates, Inc. (“Setren”), a compensation consultant, for the purpose of advising upon executive and director compensation for 2014.  The Compensation Committee has reviewed the independence of Setren’s advisory role relative to the six consultant independence factors adopted by the Securities and Exchange Commission to guide listed companies in determining the independence of their compensation consultants, legal counsel and other advisors. Following its review, the Compensation Committee concluded that Setren has no conflicts of interest, and provides the Compensation Committee with objective and independent executive compensation advisory services.

Setren’s was engaged to provide the AxoGen Compensation Committee with a thorough analysis of Officer, Vice President and Board of Director Compensation focusing on all compensation components including base salary, bonus, equity, Board of Director retainers and committee fees. Stren conducted a thorough proxy review of AxoGen’s most relevant comparator companies, and analyzed base salary, bonus, equity, retainers, and all other compensation components in relation to AxoGen’s peer group. In addition, as part of Serten’s compensation analysis, they reviewed the equity holdings of Officers, Vice Presidents and the Board of Directors by reviewing a three-year actual and average Black Scholes equity analysis for each of the individuals within these groups to assess the relative value of the AxoGen equity granted and held in relation to its peer group.

As a result of Serten’s analysis the Compensation Committee suggested changes to compensation of AxoGen officers and Board of Directors, which changes took effect for the fiscal year 2014.

Governance and Nominating Committee

The Governance and Nominating Committee is responsible to provide oversight in relation to the corporate governance of AxoGen and also identifies director nominees for election to fill vacancies on the AxoGen Board of Directors. Nominees are approved by the AxoGen Board of Directors on recommendation of the Governance and Nominating Committee. In evaluating nominees, the Governance and Nominating Committee particularly seeks candidates of high ethical character with significant business experience at the senior management level who have the time and energy to attend to board responsibilities. Candidates should also satisfy such other particular requirements that the Governance and Nominating Committee may consider important to AxoGen’s business at the time.  When a vacancy occurs on the AxoGen Board of Directors, the Governance and Nominating Committee will consider nominees from all sources, including shareholders, nominees recommended by other parties, and candidates known to the directors or AxoGen’s management. The best candidate from all evaluated will be recommended to the AxoGen Board of Directors to consider for nomination. Shareholders who wish to recommend candidates for consideration as nominees should on or before January 1 of each year furnish in writing detailed biographical information concerning the candidate to the Governance and Nominating Committee addressed to the Corporate Secretary of AxoGen at 13631 Progress Blvd., Suite 400, Alachua, FL 32615. No material changes have been made to the procedures by which security holders may recommend nominees to AxoGen’s Board of Directors.  Our Governance and Nominating Committee held two meetings during 2013, and they informally discussed items as they may have occurred to determine if action was necessary.

Director Nominations

Director nominees are approved by our Board of Directors on recommendation of our Governance and Nominating Committee.  In evaluating nominees, our Governance and Nominating Committee particularly seeks candidates of high ethical character with significant business experience at the senior management level who have the time and energy to attend to board responsibilities.  Candidates should also satisfy such other particular requirements that our Governance and Nominating Committee may consider important to our business at the time.  In accordance with our Governance and Nominating Committee charter and policies included therein, characteristics expected of all directors should include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to our Board of Directors.  In evaluating the suitability of individual directors, our Board of Directors takes into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a small publicly traded medical device company in today’s business environment; understanding of the Company’s business and technology; educational and professional background; personal accomplishment; and geographic, gender, age, and ethnic diversity. Our Board of Directors evaluates each individual in the context of our Board of Directors as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience.

In addition, in accordance with our Governance and Nominating Committee charter and policies included therein, when a vacancy occurs on our Board of Directors, our Governance and Nominating Committee will consider nominees from all sources, including shareholders, nominees recommended by other parties, and candidates known to our directors or our management.  The best candidate from all evaluated will be recommended to our Board of Directors to consider for nomination.

Shareholders wishing to recommend a director nominee to our Governance and Nominating Committee may do so by sending to our Governance and Nominating Committee the following information:  (1) name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held.  No candidates for director nominations were submitted to our Governance and Nominating Committee by any shareholder in connection with our 2014 Annual Meeting of Shareholders.  Such recommendation should be addressed to Governance and Nominating Committee, c/o General Counsel, AxoGen, Inc., 13631 Progress Blvd., Suite 400, Alachua, FL 32615.

Shareholder Communications with our Board of Directors

Shareholders may send written communications to the attention of our Board of Directors.  Any shareholder desiring to communicate with our Board of Directors, or one or more of our directors, may send a letter addressed to: Board of Directors, c/o General Counsel, AxoGen, Inc., 13631 Progress Blvd., Suite 400, Alachua, FL 32615.  Our General Counsel has been instructed by our Board of Directors to promptly forward all communications so received to our full Board of Directors or the individual members of our Board of Directors specifically addressed in the communication.

COMPENSATION OF DIRECTORS

Our Compensation Committee reviews and makes recommendations to our Board of Directors regarding compensation to be paid to our non—employee directors.  Our Board of Directors established that each non-employee director receives a quarterly cash retainer payment of $6,250, with the Chairman of the Board receiving an additional $750, for services to AxoGen starting in the first quarter after election, which cash payment is paid in advance each quarter. Non-employee directors are also paid $1,500 per in-person Board of Directors meeting if they attend in person and $750 for such in-person meeting if they participate by telephone. No additional compensation is provided for telephonic Board meetings or actions taken pursuant to written minutes of action of our Board of Directors. Non-employee directors are paid $1,000 per committee meeting attended in-person if they attend in person and $500 for such in-person committee meeting if they participate by telephone. The Chairman of the Audit Committee is provided an additional quarterly retainer of $750 and Chairman of each of the Compensation and Governance and Nominating Committees is provided an additional quarterly retainer of $500. The total board and committee member fees may not exceed $2,500 per day. In addition, newly elected directors receive a non-qualified stock option grant to purchase 25,000 shares at an exercise price equal to the fair market value of our common shares on the date of grant, which option vests in equal installments quarterly over two years. During each calendar year, all non-employee directors receive an annual non-qualified stock option grant to purchase 15,000 shares at an exercise price equal to the fair market value of our common shares on the date of grant, which options vest in equal installments quarterly over one year. Such stock options are for a term of seven years.  We also reimburse our directors for travel—related expenses.

The following table shows the compensation earned by all persons serving as members of our Board of Directors during fiscal year 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards($)	Option Awards($)(1)	Total ($)
Robert J. Rudelius	23,000	—	21,853	44,853
Gregory G. Freitag	—	—	—	—
Karen Zaderej	—	—	—	—
Jamie M. Grooms	22,000	—	21,853	43,853
Mark Gold, M.D	21,500	—	21,853	43,353
John Harper	22,250	—	21,853	44,103
Joe Mandato	—	—	21,853	21,853
John McLaughlin	20,500	—	—	20,500

(1)         The amounts in this column are calculated based on the aggregate grant date fair value computed in accordance with Accounting Standards Codification (ASC) Topic 718 as of December 31, 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

One of our directors, Joe Mandato, is a Managing Partner of DeNovo Ventures II, L.P. which is a greater than 5% shareholder of the Company’s common shares.  Another director of ours, John McLaughlin, is an executive officer of PDL, with which the Company has entered into the Royalty Contract.  For more information, see “Business — PDL BioPharma, Inc. Revenue Interests Purchase Agreement” in our Annual Report on Form 10-K for the year ended December 31, 2013.

In accordance with our Audit Committee Charter, our Audit Committee reviews and approves (with the concurrence of a majority of the disinterested members of our Board of Directors) any related-party and affiliated-party transactions.  Our Code of Ethics generally addresses such situations as to conflicts of interest and is the starting basis for disclosure and review.  The Code of Ethics provides that a conflict situation can arise when an employee or officer takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively.  Conflicts of interest may also arise when an employee or officer, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company.  Loans to, or guarantees of obligations of, employees and officers and their family members by the Company may create conflicts of interest.

Beyond the Code of Ethics, officers and directors of the Company are made aware that all related person transactions that meet the minimum threshold for disclosure in a proxy statement under the relevant Securities and Exchange Commission rules must be reported to and approved by the Audit Committee. Company officers and directors are required to bring promptly to the attention of our CFO or General Counsel any transaction or series of transactions that may result in a conflict of interest between that person and the Company. The Company CFO on a continuous basis, and annually, reviews with Company accounting personal any situations that appear to have a conflict.  Following any disclosure or discovery, our CFO or General Counsel will then review with the Chairman of our Audit Committee the relevant facts disclosed by the officer or Director in question or the uncovered situation. After this review, the Chairman of the Audit Committee and the CFO or General Counsel determines whether the matter should be brought to the Audit Committee or the full Board of Directors for approval. In considering any such transaction, the Audit Committee or the Board of Directors, as the case may be, will consider various relevant factors, including, among others, the reasoning for the Company to engage in the transaction, whether the terms of the transaction are arm’s length and the overall fairness of the transaction to the Company. If a member of the Audit Committee or the Board is involved in the transaction, he or she will not participate in any of the discussions or decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non—cash compensation for the fiscal years 2013 and 2012 for: (i) each individual serving as the Company’s CEO or acting in a similar capacity during any part of such fiscal years; and (ii) the other two most highly paid executive officers who were serving as executive officers during such periods (our “named executive officers”).

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)(1)	Option Awards($)(1)	All Other Compensation($)	Total

Karen Zaderej CEO (2)	2013 2012	299,600 291,200	14,909 11,646	— —	— —	8,113 7,893	322,622 310,739

Gregory G. Freitag(3) Former CEO and CFO and General Counsel	2013 2012	240,000 204,069	11,646 8,161	— —	— —	7,645 5,594	259,291 217,824

Shawn McCarrey SVP Sales(4)(5)	2013 2012	161,539 —	153,077 —	— —	144,538 —	11,941 —	471,095 —

Jill Schiaparelli Senior Vice President Business Strategy and Marketing(6)	2013 2012	220,168 173,654	10,965 6,202	— —	— 208,672	6,894 5,377	238,027 393,905

(1)         The amounts in this column are calculated based on the aggregate grant date fair value computed in accordance with Accounting Standards Codification (“ASC”) Topic 718 as of December 31 of the year indicated.

(2)         The amounts include life insurance premiums paid by AxoGen on behalf of Ms. Zaderej in 2013 of $463 and $393 in 2012 and also includes amounts contributed by the Company to the SIMPLE IRA plan on her behalf for 2013 of $7,650 and for 2012 of $7,500.

(3)         The amounts include life insurance premiums paid by AxoGen on behalf of Mr. Freitag in 2013 of $445 and in 2012 of $411 and also includes amounts contributed by the Company to the SIMPLE IRA plan on his behalf for 2013 of $7,200 and for 2012 of $5,183.

(4)         The amounts include life insurance premiums paid by AxoGen on behalf of Mr. McCarrey in 2013 of $310, car allowance of $6,785 and an amount contributed by the Company to the SIMPLE IRA plan on his behalf for 2013 of $4,846.

(5)         Bonus represents commissions earned pursuant to compensation arrangement as SVP of sales.  Mr. McCarrey is not a party to bonuses arrangements provided to other Company employees.

(6)         The amounts include life insurance premiums paid by AxoGen on behalf of Ms. Schiaparelli in 2013 of $290 and in 2012 of $167 and also includes amounts contributed by the Company to the SIMPLE IRA plan on her behalf for 2013 of $6,604 and for 2012 of $5,210.

Outstanding Equity Awards at 2013 Fiscal Year—End

The following table summarizes the equity awards granted to our named executive officers that remain outstanding as of December 31, 2013.

Option Awards

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Karen Zaderej	11/18/2008	126		—		$0.27	11/18/2018
	6/9/2010	72,222		18,056	(1)	$0.27	6/9/2020
	12/26/2011	137,500		137,500	(2)	$2.74	12/26/2018

Gregory G. Freitag	6/1/ 2010	125,000	(3)	—		$3.50	6/1/2020
	12/26/ 2011	46,000		46,000	(4)	$2.74	12/26/2018

Shawn McCarrey	3/1/2013	17,000		51,000	(5)	$3.67	3/1/2020

Jill Schiaparelli	2/27/2012	22,728		68,185	(6)	$3.02	2/27/2019

(1)                     Ms. Zaderej received these options to purchase shares of AC common stock, which options were adjusted in connection with the merger of LecTec Corporation and AC on September 30, 2011.  The options vest semi-annually and become fully vested and exercisable four years from the grant date.  The options were granted under plans previously approved by AxoGen’s shareholders and the exercise price for the options were issued at a price equal to the fair market value of the AxoGen’s common shares on the date of grant.

(2)                     Ms. Zaderej received this option to purchase 275,000 shares of the Company’s common shares. All shares pursuant to the option will be fully vested on December 26, 2015 (4 years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vest on December 26, 2012 (12 months from the option grant date) and an additional 12.5% of aggregate shares each 6 months thereafter and will expire December 26, 2018. The option was granted under plans previously approved by the Company’s shareholders and the exercise price for the options were issued at a price equal to the fair market value of the Company’s common shares on the date of grant.

(3)                     Mr. Freitag received this option which became fully vested and exercisable on August 29, 2011 pursuant to the vesting terms of the option.  The option was granted outside of plans previously approved by the Company’s shareholders and the exercise price for the option was issued at a price equal to the fair market value of the Company’s common shares on the date of grant.

(4)                     Mr. Freitag received this option to purchase 92,000 shares of the Company’s common shares. All shares pursuant to the option will be fully vested on December 26, 2015 (4 years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vest on December 26, 2012 (12 months from the option grant date) and an additional 12.5% of aggregate shares each 6 months thereafter and will expire December 26, 2018. The option was granted under plans previously approved by the Company’s shareholders and the exercise price for the options were issued at a price equal to the fair market value of the Company’s common shares on the date of grant.

(5)                     Mr. McCarrey received this option to purchase 68,000 shares of the Company’s common shares. All shares pursuant to the option will be fully vested on March 1, 2017 (4 years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vest on March 1, 2014 (12 months from the option grant date) and an additional 12.5% of aggregate shares each 6 months thereafter and will expire March 1, 2020. The option was granted under plans previously approved by the Company’s shareholders and the exercise price for the options were issued at a price equal to the fair market value of the Company’s common shares on the date of grant.

(6)                     Ms. Schiaparelli received this option to purchase 90,913 shares of the Company’s common shares. All shares pursuant to the option will be fully vested on February 2, 2016 (4 years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vest on February 2, 2013 (12 months from the option grant date) and an additional 12.5% of aggregate shares each 6 months thereafter and will expire February 27, 2019. The option was granted under plans previously approved by the Company’s shareholders and the exercise price for the options were issued at a price equal to the fair market value of the Company’s common shares on the date of grant.

Employment Agreements

AC is a party to employment agreements with each of Karen Zaderej, effective October 15, 2007 and as amended September 29, 2011, John P. Engels, effective May 6, 2003 and as amended September 29, 2011, Gregory Freitag, effective October 1, 2011, Jill Schiaparelli, effective February 27, 2012 and Shawn McCarrey, effective February 25, 2013. Ms. Zaderej and Mr. Engels employment agreements renew for one year periods on each anniversary of the effective date and provide for severance benefits upon termination of the executive officer’s employment: (1) by AxoGen for any reason other than “substantial cause” (as defined below), permanent disability, or death, (2) by the executive officer due to AxoGen’s breach of the employment agreement and AxoGen’s failure to cure such breach within ten days following notice by the executive officer of such breach; or (3) by the executive officer within six months of a “change of control” (as defined below) of AxoGen.

Upon a termination of Ms. Zaderej’s employment for any of the reasons set forth above, Ms. Zaderej is entitled to base salary in an amount equal to the base salary that she would have been paid for the remainder of the then current employment period had the executive officer’s employment not been terminated or the one-year non-competition period, whichever is longer. Upon a termination of Mr. Engels’ employment for any of the reasons set forth above, Mr. Engels is entitled to base salary in an amount equal to the base salary that he would have been paid for the remainder of the then current employment period had the executive officer’s employment not been terminated. Both Ms. Zaderej and Mr. Engels are entitled to continued medical and dental benefits (in the form of a reimbursement for the COBRA premiums) and continued bonus payments to which the executive officer would have been entitled for the remainder of the then current employment period had the executive officer’s employment not been terminated.

Under their respective employment agreement, Messrs. Freitag and McCarrey and Ms. Schiaparelli employment are at will.  In the event Messrs. Freitag or McCarrey or Ms. Schiaparelli is terminated without substantial cause either prior to a change of control or 180 days following a change in control the person is entitled to a severance payment consisting of (A) twelve months of base salary; and (B) an amount equal to any bonuses paid during the twelve month period prior to termination of employment.  Messrs. Freitag and McCarrey and Ms. Schiaparelli are also entitled to severance of twelve months of base salary if the person leaves AxoGen for “good reason” (as defined below) within 180 days following a change of control.

In addition, Ms. Zaderej is entitled to full vesting of her outstanding stock options that were granted prior to the Merger upon a change of control, regardless of whether her employment terminates on or following the change of control. With respect to Ms. Zaderej’s, Ms. Schiaparelli’s and Messrs. Freitag’s, Engel’s and McCarrey’s post-Merger stock options, if a change of control occurs, such options shall automatically accelerate and become fully exercisable in the event that within twelve months following the change of control they are terminated without cause or leave for good reason.

For purposes of the executive officer’s employment agreements, “change of control” means the occurrence of any of the following events:

•                  any person who holds less than 20% of the combined voting power of the securities of AC or AxoGen, Inc., becomes the beneficial owner, directly or indirectly, of securities of AC or AxoGen, Inc., representing 50% or more of the combined voting power of the securities of AC or AxoGen,

Inc. then outstanding;

•                  during any period of 24 consecutive months, individuals who at the beginning of such period constitute all members of the AxoGen, Inc.’s Board of Directors cease, for any reason, to constitute at least a majority of our Board of Directors, unless the election of each director who was not a director at the beginning of the period was either nominated for election by, or was approved by a vote of, at least two-thirds of the directors then still in office who were directors at the beginning of the period;

•                  AC or AxoGen, Inc. consolidates or merges with another company and AC or AxoGen, Inc. is not the continuing or surviving corporation, provided, however, that any consolidation or merger whereby AxoGen, Inc. continues as the majority holder of AC securities or a merger or consolidation of AC and AxoGen, Inc. will not constitute a change in control;

•                  shares of AC’s or AxoGen, Inc.’s common shares are converted into cash, securities, or other property (other than by a merger set forth in (iii) above) in which the holders of the AC’s or AxoGen, Inc.’s common shares immediately prior to the merger have the same proportionate ownership of common shares of the surviving corporation as immediately after the merger;

•                  AC or AxoGen, Inc. sells, leases, exchanges, or otherwise transfers all or substantially all of its assets (in one transaction or in a series of related transactions); or

•                  the holders of AxoGen’s stock approve a plan or proposal for the liquidation or dissolution of AC or AxoGen, Inc.

For purposes of Ms. Zaderej’s, Ms. Schiaparelli’s and Messrs. Freitag’s and McCarrey’s employment agreements, “substantial cause” means:

•                  commission of any act of fraud, theft, or embezzlement;

•                  material breach of the employment agreement, provided that AC shall have first delivered to the executive officer written notice of the alleged breach, specifying the exact nature of the breach in detail, and provided, further, that the executive officer shall have failed to cure or substantially mitigate such breach within ten days after receiving such written notice;

•                  commission or conviction of any felony, or of any misdemeanor involving moral turpitude, or entry of a plea of guilty or nolo contendere to any felony or misdemeanor;

•                  material failure to adhere to AC’s corporate codes, policies or procedures which have been adopted in good faith for a valid business purpose as in effect from time to time; or

•                  failure to meet reasonable performance standards as determined by AC, which for Mr. McCarrey includes the failure of gross revenue in a calendar quarter to exceed 80% of budgeted gross revenue.

For purposes of Mr. Engels’ employment agreement, “substantial cause” means the commission by Mr. Engels of any act of fraud, theft or embezzlement.

For purposes of Messrs. Freitag’s and McCarrey’s and Ms. Schiaparelli’s employment agreements, “good reason” means the occurrence of any one or more of the following:

•                  the assignment of any duties inconsistent in any respect with the person’s position (including status, offices, titles, and reporting requirements), authorities, duties, or other responsibilities as in effect immediately prior to a change of control or any other action by AxoGen which results in a diminishment in such position, authority, duties, or responsibilities, other than an insubstantial and inadvertent action which is remedied by AxoGen;

•                  a reduction by AC in the person’s base salary; or

•                  the failure by AC to (A) continue in effect any material compensation or benefit plan, program, policy or practice in which the person was participating at the time of the change of control of AxoGen or (B) provide the person with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program, policy and practice as in effect immediately prior to the change in control (or as in effect following the Change in Control of the Company), if greater.

Compensation Arrangements

On January 2, 2014, the Board of Directors of the Company approved, with modification, December 18, 2013 recommendations of the Company’s Compensation Committee regarding certain Company compensation matters as follows:

1.              Karen Zaderej, CEO and Gregory Freitag, Chief Financial Officer and General Counsel, were each awarded a 2013 merit bonus stock grant equal to 6,250 shares of Company Common Stock valued at $4.81 per share, which was the last reported sale price of the Company’s common stock on the NASDAQ Capital Market on January 2, 2014.

2.              A 2014 Bonus Award Plan was established for executive and certain other officers based upon meeting certain established corporate key objectives (the “Key Objectives”) and a final determination by the Board, in its sole discretion, that any such bonus, and the final amount, is appropriate based upon 2014 performance.  The Key Objectives relate to revenue, gross profit margin, cash management and certain operational goals.  The amount of any such bonus for a particular eligible officer is based upon an assigned percentage of such officer’s 2014 base salary.  In the event all Key Objectives were met and the Board determined to provide bonuses to the maximum amount, the aggregate obligations would be approximately $480,000.

Say-on-Pay Vote

At our 2013 Annual Meeting of Shareholders, we asked our shareholders to vote to approve, on an advisory basis, the 2013 compensation paid to our named executive officers, commonly referred to as a say-on-pay vote. Our shareholders approved compensation to our named executive officers with over 95 percent of votes cast in favor of our say-on-pay resolution. The Compensation Committee believes this vote demonstrated our shareholders’ positive view of our executive compensation. The Compensation Committee intends to continue to consider the results of future say-on-pay votes. In addition, at the 2013 Annual Meeting of Shareholders, our shareholders recommended, on an advisory basis, that the frequency of our future say-on-pay vote be once every three years.  Based on this shareholder recommendation, we intend to conduct our next say-on-pay vote at our 2016 Annual Meeting of Shareholders.

Pension Benefits

AxoGen adopted the AxoGen SIMPLE IRA plan in 2007. The AxoGen named executive officers participate in the SIMPLE IRA plan. Eligibility is immediate upon employment, and enrollment is available any time during employment. Participating employees may make annual pretax contributions to their accounts up to a maximum amount as limited by law. The SIMPLE IRA plan requires AxoGen to make matching contributions of between 1% and 3% of the employee’s annual salary as long as the employee participates in the SIMPLE IRA plan. Additionally, the matching contribution has to be at least 3% for three of the first five years of the SIMPLE IRA.  Both employee contributions and AxoGen contributions are fully vested at all times. In 2013 and 2012, AxoGen’s matching contribution was 3% of the AxoGen named executive officers’ annual base salary. AxoGen contributed approximately $26,000 and $18,000 in matching funds for the AxoGen named executive officers during 2013 and 2012, respectively.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes, with respect to the Company’s equity compensation plans, the number of shares of the Company’s common stock to be issued upon exercise of outstanding options, warrants and other rights to acquire shares, the weighted-average exercise price of these outstanding options, warrants and rights and the number of shares remaining available for future issuance under the Company’s equity compensation plans as of December 31, 2013.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	2,058,172	2.90	604,414
Equity compensation plans not approved by security holders	—	—	—
Total	2,058,172	2.90	604,414

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of our Board of Directors is composed of the following directors: Robert J. Rudelius, Jamie Grooms and John Harper, all of whom qualify as an “audit committee financial expert” under the definition promulgated by the Securities and Exchange Commission.  Mr. Rudelius currently serves as the Chairman of the Audit Committee.  The Audit Committee operates under a written charter adopted by our Board of Directors.  The Audit Committee recommends to our Board of Directors, and submits for shareholder ratification, the appointment of our independent registered public accounting firm.

Management is responsible for the Company’s internal controls and the financial reporting process.  Lurie Besikof Lapidus & Company LLC (“LBL”), the Company’s independent registered public accounting firm, is responsible for conducting an audit of our consolidated financial statements in accordance with the standards established by the Public Accounting Oversight Board (“PCAOB”) and to express an opinion on the consolidated financial statements in accordance with accounting principles generally accepted in the United States.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee hereby report as follows:

1.              The Audit Committee has met and held discussions with management and LBL.  Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and LBL.

2.              The Audit Committee has discussed with LBL matters required to be discussed by PCAOB’s Auditing Standards No. 16 (Communications with Audit Committees).

3.              The Audit Committee has received written disclosure and letter from LBL required by applicable requirements of the Public Company Accounting Oversight Board regarding LBL’s communications with the Audit Committee regarding LBL’s independence and the Audit Committee has discussed with LBL that firm’s independence.  The Audit Committee also considered whether non—audit services provided by the independent registered public accounting firm during the last fiscal year were compatible with maintaining the independent registered public accounting firm’s independence.

Based upon the review and discussion referred to in paragraphs 1 through 3 above, the Audit Committee recommended to our Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10—K for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission.

Members of the Audit Committee of the Board of Directors:

Robert Rudelius, Chairman
John Harper
Jamie Grooms

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees

Lurie Besikof Lapidus & Company, LLP (“LBL”), our independent registered public accounting firm, provides audit services to us.  The fee table below reports fees billed or to be billed to us for professional services provided to us during 2013 and 2012 by LBL.  Our Audit Committee has approved, pursuant to its pre—approval policies described below, all of the services listed below.

	2013	2012

Audit Fees(1)	$95,000	$91,000
Audit—Related Fees	—	—
Tax Fees(2)	$22,000	$15,000
All Other Fees	—	—

Total Fees	$117,000	$106,000

(1)         LBL received these fees for the audit of our annual financial statements, reviews of our financial statements included in our quarterly reports on Form 10-Q and other services related to the registration statement on Form S-1 in 2013 and certain current report on Form 8-K for the fiscal years ended December 31, 2013 and 2012.

(2)         Tax fees include services for filing for tax incentives from government agencies, assistance for tax audits from taxing authorities, tax compliance and planning.

Our Audit Committee reviews and pre-approves the performance of all audit and non-audit accounting services to be performed by the independent registered accounting firm, other than with respect to de minimis exceptions permitted under applicable rules and regulations.  All audit and audit-related services provided by LBL during 2013 and 2012 were pre-approved by our Audit Committee, which concluded that the provision of such services by LBL was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

PROPOSAL 2 — APPROVAL OF AMENDMENT AND RESTATEMENT OF THE

AXOGEN 2010 STOCK INCENTIVE PLAN

The AxoGen 2010 Stock Incentive Plan (the “2010 Stock Incentive Plan”) was adopted by the AxoGen Board of Directors on August 16, 2010 and approved by the AxoGen shareholders on September 22, 2010, with approval of an amendment and restatement by the AxoGen shareholders on September 27, 2011.

On March 19, 2014, our Board of Directors unanimously approved an amendment and restatement of the 2010 Stock Incentive Plan to (i) increase the maximum number of shares of common stock that may be issued under the 2010 Stock Incentive Plan from 2,750,000 to 3,500,000 and (ii) to make certain other administrative changes to comply with applicable law.  Our Board of Directors approved the increase in the number of shares reserved and available for issuance under the 2010 Stock Incentive Plan subject to shareholder approval and, accordingly, our Board of Directors directed that the amendment and restatement of the 2010 Stock Incentive Plan be submitted to our shareholders for approval at the Meeting. The effectiveness of the amendments described in (ii) above is not subject to shareholder approval and the amendments are effective as of March 19, 2014. The 2010 Stock Incentive Plan currently authorizes 2,750,000 shares as the maximum aggregate number of shares that may be issued to employees, non-employee directors, consultants and advisors of AxoGen and its subsidiaries who are participating in the 2010 Stock Incentive Plan. If the shareholders do not approve the amendment and restatement of the 2010 Stock Incentive Plan at the Meeting, the amendment to increase the maximum aggregate number of shares of common stock that may be issued under the 2010 Stock Incentive Plan from 2,750,000 shares to 3,500,000 shares will not be effective.

As of March 19, 2014, the Company had 17,445,968 shares subject to outstanding restricted stock awards and 2,098,195 options outstanding with a weighted average exercise price of $2.98 and a weighted average remaining term of 6.66 years. As of March 19, 2014, 1,562,530 fully vested, nonforfeitable shares have been issued under the 2010 Stock Incentive Plan, which include 270,007 shares due to option exercises. The total shares that have been issued or that could potentially be issued as a result of grants of options, restricted stock or performance-based restricted stock unit awards under the 2010 Stock Incentive Plan is 2,368,202, leaving 381,798 shares reserved and available for issuance out of the maximum of 2,750,000 shares currently authorized for issuance.  Our Board of Directors believes that the current number of shares that may be issued under the 2010 Stock Incentive Plan is not sufficient in light of our compensation structure and strategy. Our Board of Directors has concluded that our ability to attract, retain and motivate top quality employees, non-employee directors, and consultants and advisors is important to our success and would be enhanced by our continued ability to make grants under the 2010 Stock Incentive Plan. In addition, our Board of Directors believes that our interests and the interests of our shareholders will be advanced if we can continue to offer our employees, non-employee directors and consultants and advisors the opportunity to acquire or increase their proprietary interests in us. Our Board of Directors believes that the increase in the maximum number of shares that may be issued under the 2010 Stock Incentive Plan from 2,750,000 to 3,500,000 shares will ensure that we continue to have a sufficient number of shares with which to achieve our compensation strategy.

Shareholder approval is being sought (i) in order to meet the NASDAQ listing requirements, (ii) so that compensation attributable to grants under the 2010 Stock Incentive Plan may qualify for an exemption from the $1 million deduction limit under section 162(m) of the Internal Revenue Code (see discussion of “Federal Income Tax Consequences” below), and (iii) in order for incentive stock options to meet the requirements of the Internal Revenue Code (the “Code”). Shareholder approval of this proposal will also constitute a reapproval of the 1,000,000 share limitation and $1,000,000 limitation for purposes of section 162(m) of the Code.

The amended and restated AxoGen 2010 Stock Incentive Plan is attached as Appendix A to this proxy statements and the amended language is highlighted by bold and underlined text The material terms of the 2010 Stock Incentive Plan are summarized below.  This summary is not intended to be a complete description of the 2010 Stock Incentive Plan and is qualified in its entirety by reference to the full text of the amended and restated 2010 Stock Incentive Plan.

Material Features of the 2010 Stock Incentive Plan

Administration

The Compensation Committee of AxoGen’s Board of Directors (the “Compensation Committee”) administers the 2010 Stock Incentive Plan and has full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2010 Stock Incentive Plan. In addition, the Compensation Committee can specify whether, and under what circumstances, awards to be received under the 2010 Stock Incentive Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Compensation Committee. Subject to the provisions of the 2010 Stock Incentive Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Compensation Committee has authority to interpret the 2010 Stock Incentive Plan and establish rules and regulations for the administration of the 2010 Stock Incentive Plan.

The Compensation Committee may delegate its powers under the 2010 Stock Incentive Plan to one or more directors (including a director who is also one of our officers) and may authorize one or more officers to grant awards under the 2010 Stock Incentive Plan, except that the Compensation Committee may not delegate its powers to grant awards to executive officers or directors who are subject to Section 16 of the Exchange Act, or in a way that would violate Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). AxoGen’s Board of Directors may also exercise the powers of the Compensation Committee at any time, so long as its actions would not violate Section 162(m) of the Internal Revenue Code.  The Compensation Committee’s ability to delegate its powers is also limited by the rules of the NASDAQ Stock Market on which AxoGen’s shares are listed.

Eligible Participants

Any employee, officer, consultant, advisor or non-employee director providing services to AxoGen or any of its affiliates, who is selected by the Compensation Committee, is eligible to receive an award under the 2010 Stock Incentive Plan, provided that, in the case of consultants and advisors, such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for AxoGen’s securities.  As of March 19, 2014, approximately 71 employees and six non-employee directors are eligible to receive grants under the 2010 Stock Incentive Plan.

Shares Available For Awards

The aggregate number of shares of AxoGen common stock that may be issued under all stock-based awards made under the 2010 Stock Incentive Plan currently is 2,750,000 shares.  If this Proposal 2 is approved by the AxoGen shareholders, the total number of shares authorized for issuance under the plan will be 3,500,000. Under the 2010 Stock Incentive Plan, no person may be granted in any taxable year Qualified Performance Awards (as defined below) denominated in shares for more than 25,000 shares in the aggregate.  In addition, under the 2010 Stock Incentive Plan, the maximum amount that may be paid with respect to Qualified Performance Awards (as defined below) denominated in cash to any participant in the aggregate in any taxable year is $100,000 in value (whether payable in cash, stock or other property). In addition, Qualified Performance Awards must comply with the requirements of Section 162(m) of the Internal Revenue Code.  The maximum annual limit for shares under Section 162(m) of the Internal Revenue Code also applies to options or stock appreciation rights.  In addition, the maximum annual limit for stock options or stock appreciation rights denominated in shares is 500,000 shares and the maximum annual limit for Qualified Performance Awards denominated in cash is $500,000.

The Compensation Committee will adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2010 Stock Incentive Plan.

Types of Awards and Terms and Conditions

The 2010 Stock Incentive Plan permits grants of:

•                  stock options (including both incentive and non-qualified stock options);

•                  stock appreciation rights (“SARs”);

•                  restricted stock and restricted stock units;

•                  dividend equivalents;

•                  performance awards of cash, stock or property;

•                  stock awards; and

•                  other stock-based awards.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2010 Stock Incentive Plan or any other compensation plan. Awards can be granted for no cash consideration or for any cash or other consideration as may be determined by the Compensation Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of AxoGen common stock, other securities or property or any combination of these in a single payment, installments or on a deferred basis. The exercise price per share under any stock option and the grant price of any SAR may not be less than the fair market value of AxoGen common stock on the date of grant of such option or SAR except to satisfy legal requirements of foreign jurisdictions or if the award is in substitution for an award previously granted by an entity acquired by AxoGen. Determinations of fair market value is determined for publicly traded shares based on certain published market prices and as determined by the Compensation Committee if the shares are not publicly traded.  The term of awards may not be longer than ten years from the date of grant. Awards will be adjusted by the Compensation Committee in the case of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights or other similar corporate transaction or event that affects shares of AxoGen common stock in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2010 Stock Incentive Plan.

Stock Options. The holder of an option will be entitled to purchase a number of shares of AxoGen common stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The option exercise price may be payable either in cash or, at the discretion of the Compensation Committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price. The 2010 Stock Incentive Plan provides that the term of any option will be fixed by the Compensation Committee but will not be longer than ten years from the grant date of the option, with limitations on exercise price, term and the amount permitted in any calendar year for stock options so as to qualify as “Incentive Stock Options” under the Internal Revenue Code.

Stock Appreciation Rights. The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the Compensation Committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of AxoGen common stock over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee. The 2010 Stock Incentive Plan provides that the term of any SAR will be fixed by the Compensation Committee but will not be longer than ten years from the grant date of the SAR.

Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of AxoGen common stock subject to restrictions imposed by the Compensation Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Compensation Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of AxoGen common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Compensation Committee. If the participant’s employment or service as a director terminates during the vesting period for any reason, the restricted stock and restricted stock units will be forfeited, unless the Compensation Committee determines that it would be in AxoGen’s best interest to waive the remaining restrictions.

Dividend Equivalents. The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of AxoGen common stock, other securities or other property) equivalent to the amount of cash dividends paid by AxoGen to its shareholders, with respect to the number of shares determined by the Compensation Committee. Dividend equivalents will be subject to other terms and conditions determined by the Compensation Committee.  Dividend equivalents may not be granted in connection with a stock option or SAR.

Performance Awards. The Compensation Committee may grant performance awards under the 2010 Stock Incentive Plan. A performance award may be payable in cash or stock and will be conditioned solely upon the achievement of one or more objective performance goals established by the Compensation Committee in accordance with the 2010 Stock Incentive Plan. The Compensation Committee will determine the length of the performance period, establish the performance goals for the performance period and determine the amounts of the performance awards for each participant. Certain performance awards granted under the 2010 Stock Incentive Plan may be intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (“Qualified Performance Awards”).

Performance goals must be based solely on one or more of the following business criteria, applied on a corporate, subsidiary, division, business unit, line of business or geographic regional basis: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, net income, margins (including one or more of direct gross, gross, operating income, net income and pretax net income margins), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, investment capital, capital and net capital employed), shareholder return (including total shareholder return relative to an index or peer group), stock price, economic value added, cash generation, cash flow, unit volume, working capital, market share, environmental health and safety goals, cost reductions and development and implementation of strategic plans, completion of key projects, management succession plans or diversity initiatives. Performance goals may be an absolute measure or a defined change (amount or percentage) in a measure. The measure of performance may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, or other external measures. The Compensation Committee may provide that, in determining whether the performance goal has been achieved, the effect of certain events may be excluded. These events include, but are not limited to, any of the following: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

Stock Awards. The Compensation Committee may grant unrestricted shares of AxoGen common stock, subject to terms and conditions determined by the Compensation Committee and the limitations in the 2010 Stock Incentive Plan.

Other Stock-Based Awards. The Compensation Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to AxoGen’s common stock, subject to terms and conditions determined by the Compensation Committee and the limitations in the 2010 Stock Incentive Plan.

Accounting for Awards

If an award entitles the holder to receive or purchase shares of AxoGen common stock, the shares covered by such award or to which the award relates will be counted against the aggregate number of shares available for awards under the 2010 Stock Incentive Plan. For SARs settled in shares upon exercise, the aggregate number of shares with respect to which the SAR is exercised, rather than the number of shares actually issued upon exercise, will be counted against the number of shares available for awards under the 2010 Stock Incentive Plan. Awards that do not entitle the holder to receive or purchase shares and awards that are settled in cash will not be counted against the aggregate number of shares available for awards under the 2010 Stock Incentive Plan.

The 2010 Stock Incentive Plan provides that shares covered by an award made under the 2010 Stock Incentive Plan (or to which such an award relates) that are not purchased, that are forfeited or are reacquired by AxoGen (including shares of restricted stock, whether or not dividends have been paid on such shares), or that are subject to an award that otherwise terminates or is cancelled without delivery of such shares, shall be available for award again under the 2010 Stock Incentive Plan to the extent of any such forfeiture, reacquisition, termination or cancellation. Shares that are withheld in full or partial payment of the purchase or exercise price of any award or in connection with the satisfaction of tax obligations relating to an award will not be available again for grant awards under the 2010 Stock Incentive Plan.  The plan also provides that if shares are repurchased in the open market with proceeds of the exercise price of options, such shares will also not be available again for issuance under the plan.

Duration, Termination and Amendment

Unless terminated by the Board of Directors, the 2010 Stock Incentive Plan will expire on September 27, 2021. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2010 Stock Incentive Plan prior to expiration may extend beyond the expiration of the 2010 Stock Incentive Plan through the award’s normal expiration date. The AxoGen Board of Directors may amend, alter, suspend, discontinue or terminate the 2010 Stock Incentive Plan at any time, although shareholder approval must be obtained for any amendment to the 2010 Stock Incentive Plan that would: (1) increase the number of shares of AxoGen common stock available under the 2010 Stock Incentive Plan, (2) increase the award limits under the 2010 Stock Incentive Plan, (3) permit awards of options or SARs at a price less than fair market value, (4) permit repricing of options or SARs or (5) cause Section 162(m) of the Internal Revenue Code to become unavailable with respect to the 2010 Stock Incentive Plan. Shareholder approval is also required for any action that requires shareholder approval under the rules and regulations of the SEC or any other securities exchange that are applicable to AxoGen.

Prohibition on Repricing Awards and Award Adjustments

No option or SAR may be amended to reduce its initial exercise or grant price, and no option or SAR may be cancelled and replaced with awards having a lower exercise or grant price.  In addition, Options and SARs may not be cancelled and replaced with cash or other awards having a lower exercise or grant price than the original option or SAR.  However, the Compensation Committee may adjust the exercise or grant price of, and the number of shares subject to, any outstanding option or SAR in connection with a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights or other similar corporate transaction or event that affects shares of AxoGen common stock, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2010 Stock Incentive Plan.

Transferability of Awards

Except in certain limited situations permitted under the 2010 Stock Incentive Plan, awards (other than stock awards) under the 2010 Stock Incentive Plan may only be transferred by will or by the laws of descent and distribution. Under no circumstances may outstanding awards (other than stock awards) be transferred for value.

Other Provisions

The Compensation Committee is permitted to make awards under the 2010 Stock Incentive Plan to employees of other corporations who become employees of AxoGen in connection with a merger, acquisition or other corporate transaction in substitution of awards issued to such employee by the other corporation.  In addition, all awards issued under the 2010 Stock Incentive Plan are subject to any clawback or recoupment policies approved by the AxoGen Board of Directors, as such policy may be in effect from time to time.

Federal Tax Consequences of the 2010 Plan

The following is a summary of the material federal income tax consequences of receiving awards under the 2010 Plan and is based upon an analysis of the present provisions of the Code and the regulations promulgated thereunder, all of which are subject to change. An individual may also be subject to state and local taxes, the consequences of which are not discussed herein, in the jurisdiction in which he or she works and/or resides. This summary is for general information and does not constitute tax advice.

Nonqualified Stock Options. An individual receiving nonqualified stock options should not recognize taxable income at the time of grant. An individual should generally recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the option shares on exercise of the nonqualified stock options over the exercise price thereof. In general, subject to the limitations set forth in section 162(m) of the Code and discussed below, we will be entitled to deduct from our taxable income the amount that the individual is required to include in ordinary income at the time of such inclusion. Additional special rules apply if an individual exercises a nonqualified stock option by paying the exercise price, in whole or in part, by the transfer of shares of common stock to the Company.

Incentive Stock Options. An individual granted an incentive stock option will not generally recognize taxable income at the time of grant or, subject to certain conditions, at the time of exercise, although he or she may be subject to alternative minimum tax. If the individual holds the shares acquired upon exercise of an incentive stock option for at least two years after the grant date and for at least one year after the exercise date, upon disposition of the shares by the individual, the difference, if any, between the sale price of the shares and the exercise price of the option will be treated as long-term capital gain or loss. In general, if a disqualifying disposition should occur (i.e., the shares acquired upon exercise of the option are disposed of within the later of two years from the date of grant or one year from the date of exercise), an individual will generally recognize ordinary compensation income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on disposition), over the exercise price thereof. We are not entitled to any deduction on account of the grant of incentive stock options or the individual’s exercise of the option to acquire common stock. However, in the event of a subsequent disqualifying disposition of such shares of common stock acquired pursuant to the exercise of an incentive stock option under circumstances resulting in taxable compensation to the individual, subject to the limitations set forth in section 162(m) of the Code and discussed below, in general, we should be entitled to a tax deduction equal to the amount treated as taxable compensation to the individual. Additional special rules apply if an individual exercises an incentive stock option by paying the exercise price, in whole or in part, by the transfer of shares of common stock to the Company.

Restricted Stock. A grantee will not be subject to tax upon the grant of an award of restricted stock unless the grantee otherwise elects to be taxed at the time of grant pursuant to section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the grantee will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the grantee paid for such shares, if any, unless the grantee made an election under section 83(b) of the Code to be taxed at the time of grant. If the grantee made an election under section 83(b) of the Code, the grantee will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the grant date over the amount the grantee paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to section 16(b) of the Securities Exchange Act of 1934). We will be able to deduct, at the same time as it is recognized by the grantee, the amount of taxable compensation to the grantee for U.S. federal income tax purposes, but such deduction may be limited under sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those sections.

Restricted Stock Units. A Grantee will not be subject to tax upon the grant of restricted stock units. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the grantee will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the grantee actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the grantee for U.S. federal income tax purposes, but the deduction may be limited under sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those sections.

SAR. No income will be realized by a grantee upon grant of a SAR. Upon the exercise of a SAR, the grantee will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those sections.

Performance Awards and Dividend Equivalents. A grantee will not be subject to tax upon the grant of a performance awards of dividend equivalents. Rather, upon the delivery of shares or cash pursuant to the award, the grantee will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the grantee actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the grantee for U.S. federal income tax purposes, but the deduction may be limited under sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those sections.

Section 162(m) Limitation. Subject to a limited number of exceptions, section 162(m) of the Code denies a deduction to a publicly held corporation for payments of remuneration to certain employees to the extent the employee’s remuneration for the taxable year exceeds $1,000,000. This limit, however, does not apply to qualified performance based compensation under section 162(m) of the Code. The 2010 Plan is designed to meet the requirements of section 162(m) of the Code; however, awards granted under the 2010 Plan will be treated as qualified performance-based compensation under section 162(m) of the Code only if the awards and the procedures associated with them comply with all other requirements of section 162(m) of the Code. We cannot assure you that compensation attributable to awards granted under the 2010 Plan will be treated as qualified performance-based compensation under section 162(m) of the Code and thus be deductible to us.

Section 409A of the Code.  An award may be subject to a 20% tax, in addition to ordinary income tax, at the time the award becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

Section 280G of the Code. Under certain circumstances, the accelerated vesting or exercise of options or the accelerated lapse of restrictions with respect to other awards in connection with a change in control might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of section 280G of the Code. To the extent it is so considered, the grantee may be subject to a 20% excise tax and we may be denied a federal income tax deduction.

IRS Circular 230 Notice Requirement. This communication is not given in the form of a covered opinion, within the meaning of Circular 230 issued by the United States Secretary of the Treasury. Thus, we are required to inform you that you cannot rely upon any tax advice contained in this communication for the purpose of avoiding United States federal tax penalties. In addition, any tax advice contained in this communication may not be used to promote, market or recommend a transaction to another party.

New Plan Benefits

Because future grants of awards under the 2010 Stock Incentive Plan are subject to the discretion of the Compensation Committee and the AxoGen Board of Directors, the future awards that may be granted to participants cannot be determined at this time. During fiscal year 2013, option awards totaling: (i) no shares were granted to Karen Zaderej, AxoGen’s CEO and director; (ii) no shares were granted to Gregory G. Freitag, AxoGen’s CFO, General Counsel and director; (iii) 68,000 shares were granted to all current executive officers as a group; (iv) 65,000 shares were granted to all current directors who are not executive officers as a group; and (v) 128,000 shares were granted to all other employees as a group.  The last reported sale price of our common stock on March 20, 2014 was $3.36 per share.

Recommendation of the AxoGen Board of Directors; Vote Required for Approval

The AxoGen Board of Directors recommends that you vote “FOR” the proposal to approve the amendment and restatement of the AxoGen 2010 Stock Incentive Plan to increase the number of shares of AxoGen common stock authorized for issuance under the plan from 2,750,000 to 3,500,000.  The affirmative vote of a majority of the outstanding shares of AxoGen common stock entitled to vote and present in person or by proxy at the Annual Meeting will be required to approve the amendment of the 2010 Stock Incentive Plan.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT

        REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors, based upon the recommendation of our Audit Committee, has appointed Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm to examine our financial statements for the current fiscal year ending December 31, 2014 and to perform other appropriate accounting services.  LBL has no relationship with us other than that arising from their employment as our independent registered public accounting firm.

While we are not required to do so, we are submitting the appointment of LBL to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2014 for ratification in order to ascertain the views of our shareholders on this appointment.  If the appointment is not ratified, our Audit Committee will reconsider its selection.

Representatives of LBL will be present at our 2014 Annual Meeting of Shareholders, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Recommendation of our Board of Directors; Vote Required for Approval

Our Board of Directors recommends that you vote “FOR” the ratification of Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm.  The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the Meeting is required to ratify the appointment of Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm.

PROPOSALS FOR OUR 2015 ANNUAL MEETING

Any proposal by a shareholder to be included in our proxy material and presented at our 2015 Annual Meeting of Shareholders must be received at our principal executive offices, 13631 Progress Blvd., Suite 400, Alachua, FL  32615, Attention: Corporate Secretary, no later than December 1, 2014, and must comply in all material respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion.

In addition, in connection with any matter to be proposed by a shareholder to be considered at our 2015 Annual Meeting of Shareholders, but not for inclusion in our proxy materials, Pursuant to Section 2.3 of our Amended and Restated Bylaws, a written notice of business that a shareholder wishes to present for consideration at our 2015 annual meeting of shareholders (other than matters included in our proxy materials pursuant to the preceding paragraph) must be at our principal executive offices, 13631 Progress Blvd., Suite 400, Alachua, FL  32615, Attention: Corporate Secretary no earlier than January 15, 2015, nor later than February 12, 2015.  The notice must also meet other requirements specified in Section 2.3 of our Amended and Restated Bylaws.

ANNUAL REPORT ON FORM 10—K

Our Annual Report on Form 10—K, including financial statements for the year ended December 31, 2013, accompanies, or has been mailed to you immediately prior to, this Proxy Statement.  Our 2013 Annual Report on Form 10—K is also available on our website at www.AxoGen.com.  If requested in writing by a person solicited by this Proxy Statement, we will provide you without charge a copy of our Annual Report on Form 10—K as filed with the Securities and Exchange Commission for our most recently completed fiscal year.  Such request should be sent to our General Counsel at AxoGen, Inc., 13631 Progress Blvd., Suite 400, Alachua, FL  32615.

“HOUSEHOLDING” OF PROXY MATERIALS

The Securities and Exchange Commission rules allow a single copy of the Proxy Statement and 2013 Annual Report on Form 10—K to be delivered to multiple shareholders sharing the same address in a manner provided by these rules unless contrary instructions have been received from such shareholders.  This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.  Although we do not household for our registered shareholders, some brokers household AxoGen proxy statements and annual reports, delivering a single copy of each to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.  Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker.  We will deliver promptly upon written or oral request a separate copy of our Proxy Statement and/or our 2013 Annual Report on Form 10—K to a shareholder at a shared address to which a single copy of either document was delivered.  For copies of either or both documents, shareholders should write to our Corporate Secretary at AxoGen, Inc, 13631 Progress Blvd., Suite 400, Alachua, FL  32615.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement may provide forward-looking statements concerning possible or anticipated future results of operations or business developments. Such statements include, without limitation, our expectation regarding our listing application with a national securities exchange and our intention to comply with the exchange’s applicable corporate governance once our listing application is approved.  These statements are based on management’s current expectations or predictions of future conditions, events or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “projects”, “forecasts”, “may”, “should”, variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this Proxy Statement should be evaluated together with the many uncertainties that affect the Company’s business and its market, particularly those discussed in the risk factors and cautionary statements in the Company’s filings with the Securities and Exchange Commission, including as described in “Risk Factors” included in the Company’s Form 10-K for the year ended December 31, 2013. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made, and the Company assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events or otherwise.

OTHER MATTERS

Our Board of Directors does not know of any other business to come before our 2014 Annual Meeting of Shareholders.  If any other matters are properly brought before the meeting, however, the persons named in the accompanying proxy will vote in accordance with their best judgment.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By Order of the Board of Directors,

Karen Zaderej
Chief Executive Officer and Director

March 31, 2014

APPENDIX A

AXOGEN CORPORATION
2010 STOCK INCENTIVE PLAN

Amended and Restated as of              , 2014

Purpose.

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and non—employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock—based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s shareholders.

Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Performance Award, Stock Award or Other Stock—Based Award granted under the Plan.

“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan.  An Award Agreement may be in an electronic medium and need not be signed by a representative of the Company or the Participant.  Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall have the meaning ascribed to such term in any Award Agreement; provided, however, that no Award Agreement shall contain a definition of Change in Control that has the effect of accelerating the exercisability of any Award or the lapse of restrictions relating to any Award upon only the announcement or shareholder approval of (rather than consummation of) any reorganization, merger or consolidation of, or sale or other disposition of all or substantially all of the assets of, the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

“Committee” shall mean the Compensation Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan.  The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b—3, and each member of the Committee shall be a “Non—Employee Director” within the meaning of Rule 16b—3 and an “outside director” within the meaning of Section 162(m).  The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance—based compensation” within the meaning of Section 162(m) of the Code.

“Company” shall mean LecTec Corporation, a Minnesota corporation, or any successor corporation.

“Director” shall mean a member of the Board.

“Dividend Equivalent” shall mean any right granted under Section 6(d) of the Plan.

“Eligible Person” shall mean any employee, officer, consultant, advisor or non—employee Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person, provided that, in the case of consultants and advisors, such services are not in connection with the offer or sale of securities in a capital—raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.  An Eligible Person must be a natural person.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of Shares is (i) if the Shares are publicly traded, then the Fair Market Value per Share shall be determined as follows: (A) if the principal trading market for the Shares is a national securities exchange, the last reported sale price during regular trading hours on the relevant date or (if there were no trades on that date) on the latest preceding date upon which a sale was reported, or (B) if the Shares are not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Shares on the relevant date or (if there were no “bid” and “asked” prices reported on that date) on the latest preceding date upon which “bid” and “asked” prices were reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines, or (ii) if the Shares are not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

“Non—Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non—Qualified Stock Option.

“Other Stock—Based Award” shall mean any right granted under Section 6(g) of the Plan.

“Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

“Performance Award” shall mean any right granted under Section 6(e) of the Plan.

“Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit, line of business or geographic region basis: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre—tax income, net income, margins (including one or more of direct gross, gross, operating income, net income and pretax net income margins), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, investment capital, capital and net capital employed), shareholder return (including total shareholder return relative to an index or peer group), stock price, economic value added, cash generation, cash flow, unit volume, working capital, market share, environmental health and safety goals, cost reductions and development and implementation of strategic plans, completion of key projects, management succession plans or diversity initiatives.  A Performance Goal may be an absolute measure or a defined change (amount or percentage) in a measure.  A Performance Goal may reflect absolute entity or business unit performance or performance relative to the performance of a peer group of companies or other external measure.  To the extent consistent with Section 162(m), the Committee may provide that, in determining whether the Performance Goal has been achieved, the effect of certain events may be excluded.  These events include, but are not limited to, any of the following: asset write—

downs, litigation or related judgments or settlements, changes in tax law, accounting principles or other such laws or provisions affecting reported results, severance, contract termination and other costs related to exiting certain business activities, and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

“Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

“Plan” shall mean this LecTec Corporation 2010 Stock Incentive Plan, as amended from time to time.

“Qualified Performance Award” means a Performance Award that (i) is made to as officer of the Company who may be a “covered person” under Section 162(m), and (ii) is intended to be “qualified performance—based compensation” within the meaning of Section 162(m).

“Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

“Rule 16b—3” shall mean Rule 16b—3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

“Section 162(m)” shall mean Section 162(m) of the Code and the applicable Treasury Regulations promulgated thereunder.

“Shares” shall mean shares of Common Stock, par value of $0.01 per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

“Specified Employee” shall mean a “specified employee” as such term is defined in Section 409A(a)(2)(B) of the Code.

“Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

“Stock Award” shall mean any Share granted under Section 6(f) of the Plan.

“2001 Plan” shall mean the LecTec Corporation 2001 Stock Option Plan, as amended from time to time.

Administration.

Power and Authority of the Committee.  The Plan shall be administered by the Committee.  Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

Delegation.  The Committee may delegate its powers and duties under the Plan to one or more Directors (including a Director who is also an officer of the Company) or a committee of Directors and may authorize one or more officers of the Company to grant Awards under the Plan, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m).  Any delegation by the Committee pursuant to this Section 3(b) shall be subject to and limited by applicable law or regulation, including without limitation the rules and regulations of the NASDAQ Stock Market or such other securities exchange on which the Shares are listed.

Power and Authority of the Board of Directors.  Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Section 162(m).

Shares Available for Awards.

Shares Available.  Subject to adjustment as provided in Section 4(c) of the Plan, the total aggregate number of Shares that may be issued under all Awards under the Plan shall be 3,500,000.  If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company (including shares of Restricted Stock, whether or not dividends have been paid on such shares), or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted pursuant to Section 4(b) of the Plan against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.  Shares that are withheld in full or partial payment to the Company of the purchase or exercise price relating to an Award or in connection with the satisfaction of tax obligations relating to an Award shall not be available for granting Awards under the Plan. For the avoidance of doubt, if Shares are repurchased on the open market with the proceeds of the exercise price of Options, such Shares may not again be made available for issuance under the Plan.

Accounting for Awards.  For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for Awards under the Plan.  For Stock Appreciation Rights settled in Shares upon exercise, the aggregate number of Shares with respect to which the Stock Appreciation Right is exercised, rather than the number of Shares actually issued upon exercise, shall be counted against the number of Shares available for Awards under the Plan.  Awards that do not entitle the holder thereof to receive or purchase Shares and Awards that are settled in cash shall not be counted against the aggregate number of Shares available for Awards under the Plan.

Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split—up, spin—off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase or exercise price with respect to any Awards and (iv) the limitations contained in Section 4(d) of the Plan.

Section 162(m) Limitations for Qualified Performance Awards.  In accordance with Section 162(m), there are limits on the Qualified Performance Awards that may be granted to an Eligible Person under the Plan in any taxable year.  Qualified Performance Awards denominated in Shares are subject to the limit set forth in subsection (i) below, and Qualified Performance Awards denominated in cash are subject to the limit set forth in subsection (ii) below.  In no case is a Qualified Performance Award subject to both of the limits set forth in subsections (i) and (ii) below.

Limitation for Qualified Performance Awards Denominated in Shares..  No Eligible Person may be granted any Options or Stock Appreciation Rights denominated in Shares for more than 750,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan) in the aggregate in any taxable year.

Limitation for Qualified Performance Awards Denominated in Cash.  No Eligible Person may be granted any Qualified Performance Award or Qualified Performance Awards denominated in cash with a value in excess of $500,000 (whether payable in cash, Shares or other property) in the aggregate in any taxable year.

Eligibility.

Any Eligible Person shall be eligible to be designated a Participant.  In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant.  Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full—time or part—time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Awards.

Options.  The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

Exercise Price.  The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a per share exercise price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.  Notwithstanding the foregoing, an Incentive Stock Option may not be granted to any employee of the Company or a subsidiary of the Company who, at the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company, unless the purchase price is not less than 110% of the Fair Market Value on the date of grant.

Option Term.  The term of each Option shall be fixed by the Committee but shall not be longer than ten (10) years from the date of grant. However, an Incentive Stock Option that is granted to an employee of the Company or a subsidiary of the Company who, at the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any subsidiary of the Company, may not have a term that exceeds five (5) years from the date of grant.

Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

Limits on Incentive Stock Options

Each Incentive Stock Option shall provide that if the aggregate Fair Market Value on the date of grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary of the Company, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

Stock Appreciation Rights.  The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement.  A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a per share grant price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate.  Subject to the terms of the Plan and any applicable Award Agreement, the grant price, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee.  The term of any Stock Appreciation Right will be fixed by the Committee but shall not be longer than ten (10) years from the date of grant.  The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

Restricted Stock and Restricted Stock Units.  The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

Restrictions.  Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

Issuance and Delivery of Shares.  Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book—entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company.  Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.  Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived.  In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.  Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units, unless such issuance and delivery is otherwise deferred to a date authorized by the Committee.

Forfeiture.  Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

Dividend Equivalents.  The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee.  Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine, but in no event shall Dividend Equivalents be granted to a Participant in connection with the grant of an Option or Stock Appreciation Right.

Performance Awards.  The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement.  A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property, and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of one or more objective Performance Goals during such performance periods as the Committee shall establish.  Subject to the terms of the Plan, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.  Qualified Performance Awards shall be conditioned, to the extent required by 162(m), solely on the achievement of one or more objective Performance Goals established by the Committee within the time prescribed by Section 162(m), and Qualified Performance Awards shall otherwise comply with the requirements of Section 162(m).

Stock Awards.  The Committee is hereby authorized to grant to Eligible Persons Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan.  Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.

Other Stock—Based Awards.  The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan.  The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and the Award Agreement.  Shares, or other securities delivered pursuant to a purchase right granted under this Section 6(g), shall be purchased for consideration having a value equal to at least 100% of the Fair Market Value of such Shares or other securities on the date the purchase right is granted.  The consideration paid by the Participant may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), as the Committee shall determine.

General.

Consideration for Awards.  Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate.  Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

Forms of Payment under Awards.  Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.  Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

Term of Awards.  The term of each Award shall be for a period not longer than ten (10) years from the date of grant.

Limits on Transfer of Awards.  Except as otherwise provided in this Section 6(h)(v), no Award (other than a Stock Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution.  The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death.  The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non—Qualified Stock Option to any “family member” (as such term is defined in the General Instructions to Form S—8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended) at any time that such Participant holds such Option, provided that such transfers may not be for value (i.e., the transferor may not receive any consideration therefor) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution.  Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non—Qualified Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative.  No Award (other than a Stock Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

Restrictions; Securities Exchange Listing.  All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions.  If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Prohibition on Option and Stock Appreciation Right Repricing.  Except as provided in Section 4(c) hereof, no Option may be amended to reduce its initial exercise price, and no Option shall be cancelled and replaced with cash, other Awards or an Option or Options having a lower exercise price than the original Option.  In addition, except as provided in Section 4(c) hereof, no Stock Appreciation Right may be amended to reduce its initial grant price, and no Stock Appreciation Right shall be cancelled and replaced with cash, other Awards, or a Stock Appreciation Right or Stock Appreciation Rights having a lower grant price than the original Stock Appreciation Right.

Section 409A Provisions.  Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A of the Code and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance, unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in ownership or control, disability or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short—term deferral exemption or otherwise.  Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee’s separation from service (or, if earlier, upon the Specified Employee’s death), unless the payment or distribution is exempt from the application of Section 409A by reason of the short—term deferral exemption or otherwise.

Amendment and Termination; Corrections.

Amendments to the Plan.  The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the shareholders of the Company shall be required for any amendment to the Plan that:

•            requires shareholder approval under the rules or regulations of the Securities and Exchange Commission, the NASDAQ Stock Market or any securities exchange that are applicable to the Company;

•            increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

•            increases the number of shares or value subject to the limitations contained in Section 4(d) of the Plan;

•            permits repricing of Options or Stock Appreciation Rights which is prohibited by Section 6(h)(vii) of the Plan;

•            permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Sections 6(a)(i) and 6(b)(ii) of the Plan; and

•            would cause Section 162(m) of the Code to become unavailable with respect to the Plan.

Amendments to Awards.  Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively.  Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof.

Correction of Defects, Omissions and Inconsistencies.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Income Tax Withholding.

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant.  In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or

(b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes.  The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

General Provisions.

Awards in Connection with Corporate Transactions and Otherwise.  Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Awards under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Awards to employees thereof who become employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan.  Without limiting the foregoing, the Committee may make an Award to an employee of another corporation who becomes an employee of the Company by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation.  The terms and conditions of the substitute Awards may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives.  The Committee shall prescribe the provisions of the substitute Awards.

No Rights to Awards.  No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

Award Agreements.  No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement is issued to, and accepted by, the Participant.

Clawback Policies.  All Awards under the Plan are subject to the applicable provisions of the Company’s clawback or recoupment policy approved by the Board, if any, as such policy may be in effect from time to time.

No Rights of Shareholders.  Except with respect to Restricted Stock and Stock Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

No Limit on Other Compensation Plans or Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

No Right to Employment or Directorship.  The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause.  In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

Governing Law.  The internal law, and not the law of conflicts, of the State of Minnesota, shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be cancelled, terminated or otherwise eliminated.

Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Effective Date of the Plan; Effect on 2001 Plan.

The Plan was first adopted by the Board on August 16, 2010 and previously amended and restated and approved by the shareholders as of September 27, 2011; the Plan, as amended and restated herein, was adopted by the Board on March 19, 2014.  The Plan as amended and restated herein shall be subject to approval by the shareholders of the Company at the meeting of shareholders of the Company to be held on May 13, 2014, and the amended and restated Plan shall be effective as of the date of such shareholder approval.  On and after September 22, 2010, no awards shall be granted under the 2001 Plan, but all outstanding awards previously granted under the 2001 Plan shall remain outstanding in accordance with the terms thereof.  All grants to non—employee Directors after September 22, 2010 shall be made solely under the Plan.

Term of the Plan.

The Plan shall terminate at midnight on September 27, 2021, unless terminated before then by the Board; provided, however, that no Qualified Performance Award may be granted under the Plan after the fifth year following the year in which the shareholders of the Company approved the Performance Goals, unless and until the Performance Goals are reapproved by the shareholders.  Awards may be granted under the Plan until the earlier to occur of the date of termination of the Plan or the date on which all Shares available for Awards under the Plan have been purchased or acquired.  As long as any Awards are outstanding under the Plan, the terms of the Plan shall govern such Awards.

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000202729_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Gregory G. Freitag 02 Mark Gold 03 Jamie Grooms 04 John Harper 05 Joe Mandato 06 Robert J. Rudelius 07 Karen Zaderej 08 John M. McLaughlin AXOGEN INC 13631 PROGRESS BLVD. SUITE 400 ALACHUA, FL 32615 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 To approve an amendment and restatement of the AxoGen 2010 Stock Incentive Plan to increase the number of shares of common stock of AxoGen authorized for issuance under the Plan from 2,750,000 shares to 3,500,000 shares. 3 To ratify the selection of Lurie Besikof Lapidus & Company, LLP as AxoGen Inc's independent registered public accounting firm for the year ending December 31, 2014. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000202729_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com . AXOGEN INC Annual Meeting of Shareholders May 13, 2014 1:00 PM This proxy is solicited by the Board of Directors The shareholders hereby appoints Greg Freitag and David Hansen, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AxoGen, Inc. that the shareholders are entitled to vote at the Annual Meeting of shareholders to be held at 1:00 PM, EST on May 13, 2014, at the Hyatt Regency Orlando International Airport, 9300 Jeff Fuqua Blvd., Orlando, Florida, USA, 32827 in the Mirabel room, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side